Exhibit 99.1

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: July 17, 2006	/s/ WALTER C. JONES
Walter C. Jones

Date: July 14, 2006	/s/ ELLEN WARREN
Ellen Warren

Date: July 14, 2006	/s/ BRUCE M. WOLF
Bruce M. Wolf